EXHIBIT 10.3

DAVE & BUSTER’S PARENT, INC.

2010 MANAGEMENT INCENTIVE PLAN

1.	Purpose

The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby employees, directors and consultants of the Company and its Subsidiaries can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these employees, directors and consultants.

The Plan is intended to be a “compensatory benefit plan” within the meaning of Rule 701 under the Securities Act.

The Plan provides for the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units and the purchase of Restricted Stock and Unrestricted Stock.

2.	Definitions

The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” with respect to any entity means (i) any other entity that directly or indirectly controls, is controlled by, or is under common control with such first entity and (ii) any other entity in which such first entity has a significant equity interest, in either case as determined by the Committee.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Common Stock granted under the Plan or any right to purchase Common Stock, Restricted Stock or Unrestricted Stock under the Plan.

(c) “Award Agreement” means an agreement pursuant to which an Award is granted, which sets forth the terms and conditions of such Award. If there shall be a conflict between the provisions of the Plan and an Award Agreement, the provisions of this Plan shall control.

(d) “Board” means the board of directors of the Company.

(e) “Cause” means the willful and continued failure by a Participant to perform the duties assigned by the Company, failure to follow reasonable business-related directions from the Company, gross insubordination, theft from the Company or its Affiliates, habitual absenteeism or tardiness, conviction or plea of a felony, or any other reckless or willful misconduct that is contrary to the best interests of the Company or materially and adversely affects the reputation of the Company.

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this document is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter that is contained in this document.

(f) “Change of Control” means (i) prior to an IPO, any Person owning a greater percentage of shares of Common Stock than OH or (ii) following an IPO, any Public Sale by OH, that when aggregated with other Public Sales by OH, results in the sale of at least 75% of the Stock held by OH immediately prior to the IPO.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h) “Committee” means the compensation committee of the Board established under the By-Laws of the Company, or if no such committee is established, the Board. The Committee shall consist of at least two directors as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(j) “Company” means Dave & Buster’s Parent, Inc. (f/k/a Games Acquisition Corp.) a Delaware corporation, and any successor thereto.

(k) “Disability” means that a Participant is disabled to the extent that such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Dave & Buster’s Management Corporation, Inc. The determination of Participant’s disability shall be made in good faith by a physician reasonably acceptable to the Company.

(l) “Effective Date” means June 1, 2010.

(m) “Eligible Person” means any employee, director or consultant of the Company or of a Subsidiary of the Company, unless otherwise approved by the Board.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange or national market system, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange or market system with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (ii) if the Stock is not listed on a national securities exchange or national market system, the amount determined in good faith by the Committee to be the fair market value in accordance with Treasury Regulations Section 1.409A-1(b)(5)(iv)(B).

(p) “Good Reason” means (i) the material breach by the Company of the applicable Participant’s employment agreement with the Company or any of its Subsidiaries and the failure of the Company to remedy such breach within ten (10) days following the delivery of written notice of such breach by the Participant to the Company; (ii) the Company’s relocation of the office where Participant performs such Participant’s duties by twenty-five (25) or more miles; (iii) assignment to the Participant of any duties, authority or responsibilities that are materially inconsistent with the Participant’s position, authority, duties or responsibilities, or any other Company action that results in the material diminution in such position, authorities, duties or responsibilities; (iv) substantial change in organizational reporting relationships as compared to the effective date of the applicable Participant’s employment agreement with the Company or any of its Subsidiaries that will materially impact Participant’s title, status, position, authority, duties or responsibilities reporting requirements; and (v) any other purported termination of the Participant other than under the terms of the applicable Participant’s employment agreement with the Company or any of its Subsidiaries.

(q) “Grant Date” means the date on which the granting of an Award is authorized and made effective by the Committee.

(r) “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated by the Committee as such an incentive stock option.

(s) “IPO” means the Company’s initial underwritten public offer for sale of shares of Common Stock pursuant to an effective Registration Statement filed under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

(t) “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(u) “OH” means, collectively, Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. and their respective affiliated funds and investment vehicles.

(v) “Option” means an option granted under Section 7.

(w) “Option Period” means the period described in Section 7(c).

(x) “Option Price” means the exercise price for an Option as described in Section 7(a).

(y) “Participant” means an Eligible Person to whom an Award has been granted by the Committee.

(z) “Plan” means this Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan as the same may be modified, amended, or otherwise supplemented from time to time.

(aa) “Public Sale” means any sale of Stock of the Company to the public (i) pursuant to an offering registered under the Securities Act or (ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act.

(bb) “Restricted Period” means, with respect to any Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Restricted Stock or Restricted Stock Unit is subject to the restrictions set forth in Section 8 or, as applicable, the period of time within which performance is measured for purposes of determining whether any Restricted Stock or Restricted Stock Unit has been earned.

(cc) “Restricted Stock” means shares of Stock issued or transferred to, or purchased by, a Participant subject to forfeiture and the other restrictions set forth in Section 8 of the Plan.

(dd) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 8.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(gg) “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of June 1, 2010, by and among the Company and the stockholders party thereto, as it may be amended from time to time.

(hh) “Subsidiary” means, with respect to any person, any entity of which:

(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person; and

(ii) if a partnership, association, limited liability company or other entity, (x) the general partner or similar managing entity or (y) a majority of the partnership, membership or other similar ownership interest thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person.

(ii) “Unrestricted Stock” means shares of Stock granted or sold to a Participant pursuant to Section 9 of the Plan.

3.	Effective Date, Duration and Stockholder Approval

The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.	Administration

The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members of the Committee present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(a) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other options, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other options, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing or any other provision of the Plan, the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)) among those eligible to receive Awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each such grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto).

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing any and all Awards shall be within the sole discretion of the Committee, may be made at any time Awards have been granted pursuant to the Plan and shall be final, conclusive, and binding upon all parties, including, without limitation, the Company, its Subsidiaries, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

5.	Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards, or authorize Restricted Stock or Common Stock to be sold, to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 11, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 60,000 shares of Stock. The number of shares for granting Incentive Stock Options under the plan shall not exceed 60,000 shares of stock subject to any adjustment pursuant to Section 11 and subject to the provisions of Sections 422 or 424 of the Code or any successor provision.

(b) Shares of Stock shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent any Option shall terminate, expire, be surrendered or be forfeited without receipt of any amounts therefor, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new grants under the Plan. If the Committee authorizes the assumption or substitution under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted by another entity under another plan, such substitution or assumption shall not reduce the maximum number of shares of Stock available for issuance under this Plan.

(c) Stock delivered by the Company in settlement of Awards granted under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

6.	Eligibility

Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan and granted an Award.

7.	Terms of Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Award Agreement. In all events, the provisions in the applicable Award Agreement shall control the terms of the Option issued pursuant thereto.

(a) Option Price. The Option Price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock at the Grant Date.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash (by certified check or wire transfer) or, in the discretion of the Committee, either (i) if there shall be a public market for the Stock, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or by means of a broker-assisted cashless exercise or (ii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, as amended, any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company are listed or traded.

(c) Award Agreement -Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, which shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or when the Option expires.

(iii) Subject to Section 10(g), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement evidencing such Option, which vesting schedule shall provide for vesting upon Participant’s continued employment with the Company or one of its Subsidiaries and/or the achievement by the Company, a Subsidiary or the Participant of specified performance or return goals, provided, however, that no Option shall be immediately exercisable upon grant unless so determined by the Board. Options shall expire after the period set forth in the applicable Award Agreement, not to exceed ten years, as may be determined by the Committee (the “Option Period”). Notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, other than to result in an Option becoming immediately exercisable upon grant, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(v) Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Participant shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof, and any other representations deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. The Committee shall cause a legend or legends to be placed on such certificates to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) A Participant who makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option shall notify the Company in writing immediately after making such disqualifying disposition. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Grant Date of the Incentive Stock Option or (b) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option.

(d) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the Option Period shall not exceed five (5) years from the Grant Date of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Grant Date) of the Stock subject to the Option.

(e) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(f) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with applicable law and any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.	Restricted Stock and Restricted Stock Units

(a) Award or Sale of Restricted Stock.

(i) The Committee is authorized (A) to grant or sell Restricted Stock to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested, the performance conditions required for the vesting of such Restricted Stock and the number of shares to be covered by each grant.

(ii) Each Participant receiving Restricted Stock shall execute and deliver to the Company an Award Agreement or subscription agreement, as the case may be, with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Committee shall have the discretion to declare such Award null and void. Subject to the restrictions set forth in Section 8(c), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account (and be subject to the restrictions underlying the Restricted Stock), and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee during the restricted period. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings. In the event that any such dividends are retained by the Company for a Participant’s account, such Participant shall be no more than a general, unsecured creditor with respect to such dividends.

(iii) Upon the grant or sale of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(b) Award or Sale of Restricted Stock Units.

(i) The Committee is authorized to grant or sell Restricted Stock Units to any Eligible Person. The terms and conditions of a grant or sale of Restricted Stock Units shall be reflected in an Award Agreement or subscription agreement, as applicable. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted or sold, as applicable, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash, dividends, and distributions paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account (subject to the vesting conditions of the underlying Restricted Stock Units), and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee during the Restricted Period. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Restrictions.

(i) Restricted Stock awarded or sold to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 8(c)(ii) and the applicable Award Agreement or subscription agreement; (D) satisfaction of any applicable performance goals, to the extent provided in the applicable Award Agreement; and (E) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded or sold to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement or subscription agreement, as applicable, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement or subscription agreement, as applicable.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted or sold, such action is appropriate.

(d) Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the date of grant or sale and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement or similar document.

(e) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement or subscription agreement, as applicable. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

(f) Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall, within five (5) business days, deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8(b) hereof and the interest thereon, if any, or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement or similar document, the Committee may elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period.

(g) Stock Restrictions. Each certificate representing Restricted Stock or Unrestricted Stock awarded or sold under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE DAVE & BUSTER’S PARENT, INC. 2010 MANAGEMENT INCENTIVE PLAN, A CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN DAVE & BUSTER’S PARENT, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) AND THE STOCKHOLDERS’ AGREEMENT TO WHICH DAVE & BUSTER’S PARENT, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) ARE PARTIES, WHICH AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF DAVE & BUSTER’S PARENT, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS DAVE & BUSTER’S PARENT, INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

9.	Unrestricted Stock Awards

(a) Grant or Sale of Unrestricted Stock. The Committee is authorized to grant or sell at par value or such higher purchase price determined by the Committee Unrestricted Stock to any Eligible Person, which purchase price shall be payable in cash (by certified check or wire transfer) or other form of consideration acceptable to the Committee. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

(b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Subject to Section 409A of the Code, upon the request of an Eligible Person and with the consent of the Committee, an Eligible Person may, pursuant to an advance irrevocable written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Eligible Person in the form of shares of Unrestricted Stock either currently or on a deferred basis.

(c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10.	General

(a) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(b) Government and Other Regulations. The obligation of the Company to grant or settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell, to sell or to grant, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award made or granted hereunder unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(c) Tax Withholding.

(i) A Participant may be required to pay to the Company or a Subsidiary of the Company, as applicable, and the Company or a Subsidiary of the Company, as applicable, shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, if so provided in an Award Agreement, a Participant may satisfy, in whole or in part, the minimum statutory withholding liability by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to the minimum statutory withholding liability.

(d) Claim to Awards and Employment Rights; Unfunded Plan. No employee of the Company or any of its Subsidiaries, or any other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or a Subsidiary of the Company. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

(e) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.

(g) Nontransferability.

(i) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, to the extent permitted under applicable laws, the Committee may in the Award Agreement or similar document or at any time after the Grant Date in an amendment to an Award Agreement or similar document provide that an Award (including Options which are not intended to qualify as Incentive Stock Options) or other Stock may be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement or similar document to preserve the purposes of the Plan, to a “Permitted Transferee”, as defined in the Stockholders’ Agreement; provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan, the Company’s organizational documents and any applicable Award Agreement or similar document.

(iii) The terms of any Award or other Stock transferred in accordance with the immediately preceding clause shall apply to the Permitted Transferee and any reference in the Plan or in a Award Agreement or similar document to a Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Awards, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement or similar document, that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise but shall continue to provide the Participant with all notices hereunder; (d) the consequences of the termination of the Participant’s employment by the Company or a Subsidiary of the Company under the terms of the Plan and the applicable Award Agreement or similar document shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement or similar document and (e) if a Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial transfer, Participant or Permitted Transferee from whom such Permitted Transferee received the Award, then the relevant Participant shall take all actions necessary to effect a transfer of all Awards either back to such Participant or to another Permitted Transferee.

(h) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(i) Relationship to Other Benefits. No Award or payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any of its Subsidiaries except as otherwise specifically provided in such other plan.

(j) Expenses. The expenses of administering the Plan shall be borne by the Company.

(k) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(m) Termination of Employment. For all purposes herein, a person who transfers from employment with Dave & Buster’s Management Corporation, Inc. to employment with the Company or a Subsidiary of the Company or vice versa shall not be deemed to have terminated employment with Dave & Buster’s Management Corporation, Inc., the Company or a Subsidiary of the Company.

(n) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(o) No Guarantee Regarding Tax Treatment. The Committee and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan, and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant or any person with respect thereto.

11.	Changes in Capital Structure

In the event of any corporate event or transaction involving the Company (including, but not limited to, a change in the Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Stock, exchange of Stock, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than regular cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Stock or other property or consideration that may be issued under the Plan or under particular forms of Awards, the number and kind of Stock or other property or consideration subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, and/or other value determinations applicable to the Plan or outstanding Awards.

Notwithstanding anything to the contrary contained herein, in the event of a Change of Control, reorganization or liquidation of the Company, or if the Company shall have entered into a written agreement to effect any of the foregoing, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case, contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of (A) the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares of Stock subject to such Awards (or Fair Market Value of the Stock subject to such outstanding Awards or portion thereof being canceled) over (B)(1) the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (which may be zero) and (2) to the extent determined by the Committee, any adjustments, deductions, indemnities, holdbacks and escrows generally applicable to holders of Stock in connection with the Change of Control.

12.	Effect of Change of Control

A Participant’s Award Agreement may include specific provisions relating to the effect of a Change of Control including, without limitation, provisions that accelerate the vesting and exercisability (as applicable) of an Award in connection with a Change of Control.

13.	Compliance with section 409A of the Code

(a) The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties under Section 409A of the Code as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award. This Plan, Awards and Award Agreements granted hereunder shall be interpreted at all times in such a manner that the terms and provisions of the Plan, Awards and Award Agreements are exempt from or comply with Section 409A.

(b) Payments to Specified Employees. Notwithstanding any contrary provision in this Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her “separation from service” (as defined below) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Award Agreement) on the date that immediately follows the end of such six-month period (or, if earlier, within ten (10) business days following the date of death of the specified employee) (the “New Payment Date”) or as soon as administratively practicable thereafter, but in no event later than the later of the end of the applicable taxable year of the “specified employee” or the fifteenth (15th) day of the third calendar month following the New Payment Date.

(c) Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A of the Code upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and the payment thereof prior to a “separation from service” would violate Section 409A of the Code. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of Continuous Service” or like terms shall mean “separation from service.”

14.	Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	Amendments and Termination

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement or similar document, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively.

As adopted by the Board of Directors of

Dave & Buster’s Parent, Inc. on June 1, 2010.